Highpower International Announces $5.05 Million

Registered Direct Offering

SAN FRANCISCO, USA and SHENZHEN, CHINA-(April 14, 2014) - Highpower International, Inc. (NASDAQ: HPJ), a developer, manufacturer, and marketer of lithium and nickel-metal hydride (Ni-MH) rechargeable batteries, and a battery management systems and battery recycling provider, today announced that it has entered into definitive purchase agreements with several institutional investors for the sale of its common stock in a registered direct offering. The Company is selling 1,000,000 shares of common stock at a price of $5.05 per share, including warrants to purchase an additional 500,000 shares of common stock with an exercise price of $6.33 per share, for total estimated gross proceeds of approximately $5.05 million. The offering is expected to close on or about April 17, 2014, subject to the satisfaction of customary closing conditions.

Highpower International intends to use the proceeds of the offering for general corporate purposes, including research and development, sales and marketing, general and administrative, manufacturing, and capital expenditures.

Ardour Capital Investments, LLC acted as the exclusive placement agent for the offering.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-192168), which was previously filed with and declared effective by the United States Securities and Exchange Commission ("SEC"). A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Highpower International, Inc.

Highpower International was founded in 2001 and produces high-quality Nickel-Metal Hydride (Ni-MH) and lithium-based rechargeable batteries used in a wide range of applications such as electric buses, bikes, energy storage systems, power tools, medical equipment, digital and electronic devices, personal care products, and lighting, etc. Highpower’s target customers are Fortune 500 companies, and top 10 companies in each vertical segment. With advanced manufacturing facilities located in Shenzhen, Huizhou, and Ganzhou of China, Highpower is committed to clean technology, not only in the products it makes, but also in the processes of production. The majority of Highpower International's products are distributed to worldwide markets mainly in the United States, Europe, China and Southeast Asia.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are not historical facts. These statements  can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include statements regarding the completion of Highpower’s proposed sale of common stock and warrants and the use of proceeds from that sale , and statements about strategy and industry trends and the Company's future performance, operations and products. Such statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results to differ materially from the results expressed or implied by such statements. For a discussion of these and other risks and uncertainties see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's public filings with the SEC.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

Financial Profiles, Inc.

Tricia Ross

+1-310-622-8226

HPJ@finprofiles.com